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                                                                   Exhibit 10.20



                                    AGREEMENT


     THIS AGREEMENT is made as of August 20, 1999 by and between UBICS, Inc.,
a. Delaware corporation (the "Company"), and PATRICK J. GHILANI (the
"Employee").

                                    RECITALS:

     The Employee is employed as Vice President, ERP Division of the Company pursuant to an Employment Agreement dated [June 22], 1998 (the "Employment Agreement"). On July 21, 1999, the Employee provided the Company with notice of his intent to terminate his employment with the Company (the "Termination Notice"). The Company and the Employee have agreed that the Employee shall remain in the employ of the Company beyond the Employee's requested termination date, upon the terms and subject to the conditions of this Agreement.

     Therefore, the parties agree as follows with the intent to be legally bound.

                                   AGREEMENT:

     1. Notwithstanding the Employee's delivery of the Termination Notice, the Employee shall remain employed as Vice President, ERP Division of the Company under the terms of the Employment Agreement until January 3,2000 (the "Termination Date").


     2. The Company shall make a loan to the Employee in the amount of $37,500 (the "Loan"). Upon his receipt of the Loan, the Employee shall execute and deliver to the Company a Promissory Note in the form of Exhibit A hereto evidencing his obligation to repay the Loan. The parties agree, and the Note shall provide, that on the Termination Date the Company shall forgive the entire amount of the Loan and all accrued and unpaid interest thereon;




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provided however, that if prior to the Termination Date (i) the Employee is terminated by the Company for cause as provided in the Employment Agreement or
(ii) the Employee breaches the terms of this Agreement, the Note shall become immediately due and payable.

     3. The Employee agrees that the existence and terms of this Agreement, together with the negotiations, discussions, and proceedings leading up to this Agreement, are confidential and neither the Employee, his attorney, nor any individual acting on his behalf shall disclose any of these matters to any person or entity, except as expressly required by law or by an order of a court or government agency of competent jurisdiction. Prior to any disclosure required by law, the Employee will notify the Company.

     4. Except as set forth herein, the terms of the Employment Agreement shall remain unchanged and in full force and effect.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                       UBICS, INC.


                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------

                                          /s/ Patrick J. Ghilani
                                          --------------------------------
                                          Patrick J. Ghilani



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                                                                       Exhibit A


                                 PROMISSORY NOTE

$37,500                                                         August 20, 1999


     For value received, PATRICK J. GHILANI (the "Maker"), intending to be legally bound, promises to pay to the order of UBICS, INC., a Delaware corporation (the "Company"), the principal sum of THIRTY SEVEN THOUSAND FIVE HUNDRED DOLLARS ($37,500), with interest on the outstanding principal balance from the date of this Note at the interest rate specified below.

     1. This Note bears interest at a rate of eight percent (8%) per annum (based on a year of 365 days).

     2. The principal amount of this Note, and all accrued and unpaid interest on this Note, shall be automatically forgiven and the debt owed by the Maker hereunder shall be extinguished on January 3, 2000 (the "Termination Date").

     3. Notwithstanding the provisions of Paragraph 2 of this Note, the unpaid principal amount of this Note and all accrued and unpaid interest shall automatically become due and payable if (a) prior to the Termination Date, the Maker's employment with the Company is terminated by the Company for cause pursuant to the terms of the Maker's Employment Agreement with the Company dated June 22, 1998 or (1) the Maker breaches the terms of the Agreement between the Maker and the Company dated August 20, 1999.

     4. The Maker agrees to pay all reasonable costs and expenses incurred by the Company in enforcing collection of this Note, including reasonable attorneys' fees and court costs.

     5. All payments must be made to the Company in immediately available US. funds at its address specified in Section 6 or to such other person or address as the Company may inform the Maker by giving five business days' prior written notice.


     6. All notices, demands, payments and other communications shall be;

        (a) in writing;

        (b) sent by messenger, certified or registered U.S. mail, a reliable express delivery service or telecopier (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address(es) or number(s) set forth below; and

        (c) deemed to have been given on the date of receipt by the addressee (or, if the date of receipt is not a business day, on the first business day after the date of receipt), as evidenced by (i) a receipt executed by the addressee (or a responsible person in his or her office), the records of the person delivering the communication or a notice to the effect that the addressee refused to claim or accept the communication, if sent by messenger, U.S. mail or express delivery service, or (ii) a receipt generated by the sender's telecopier showing that the communication was sent to the appropriate number on a specified date, if sent by telecopier.


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All communications shall be sent to the following addresses or numbers, or to such other addresses or numbers as either party may ipform the other by giving five business days' prior notice:


If to the Maker:                   If to the Company:

Patrick J. Ghilani                 UBICS, Inc.
136 Greenbriar Drive               333 Technology Drive
Wexford, PA 15090                  Suite 310, Southpointe
                                   Canonsburg, PA 15317
                                   Attn: Chief Financial Officer

     7. To the extent permitted by applicable law, the Maker (a) waives diligence, presentment for payment, protest and notice of nonpayment, dishonor, default and acceleration and (b) waives and releases the Company and its attorneys from all errors, defects and imperfections in any proceeding instituted or maintained by the Company hereunder. All amounts payable in respect of this Note shall be paid without counterclaim, set-off, deduction, defense, suspension or deferment.

     8. This Note may be amended only by a writing signed by the Maker and the Company.

     9. The rights and remedies of the Company are cumulative and not exclusive of any rights or remedies which the Company would otherwise have. No single or partial exercise of any right or remedy by the Company, and no discontinuance of steps to enforce any right or remedy, will preclude any further exercise thereof or of any other right or remedy.

     10. The due performance or observance by the Maker of its obligations hereunder shall not be waived, and the rights and remedies of the Company hereunder shall not be affected, by any course of dealing or performance or by any delay or failure of the Company in exercising any such right or remedy. The due performance or observance by the Maker of its obligations hereunder may be waived only by a writing signed by the Company, and any such waiver shall be effective only to the extent specifically set forth in such writing.

     11. The heirs, personal representatives, successors and assigns of the Maker shall be bound by the terms of this Note; the rights and privileges of the Company under this Note shall inure to the benefit of its successors and assigns. The Maker may not assign or delegate its rights or obligations hereunder without the prior written consent of the Company~

     12. This Note shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.


WITNESS:


                                            /s/ Patrick J. Ghilani
----------------------------                ----------------------------------
                                            Patrick J. Ghilani


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